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                                                               Exhibit 99.6


                          CONSENT OF LEHMAN BROTHERS INC.





The Board of Directors
Horizon PCS, Inc.
68 East Main Street
Chillicothe, Ohio 45601-0480

Re: Initially Filed Registration Statement on Form S-4 of iPCS, Inc.

Members of the Board:

We understand that Horizon PCS, Inc. ("Horizon") has determined to include our opinion letter, dated March 16, 2005, to the Board of Directors of Horizon, in the Joint Proxy Statement-Prospectus relating to the proposed merger between Horizon PCS, Inc. and iPCS, Inc., which Joint Proxy Statement-Prospectus forms a part of the above referenced Registration Statement. In that regard, we hereby consent to the inclusion of our opinion letter as Annex G to the above referenced Registration Statement, and to the references thereto under the captions "SUMMARY--Our Financial Advisors Have Provided Opinions as to the Fairness of the Exchange Ratio", "THE MERGER--Background of the Merger", "THE MERGER--Horizon PCS' Reasons for the Merger; Recommendation of the Merger by the Horizon PCS Board of Directors" and "THE MERGER--Opinion of Horizon PCS' Financial Advisor" in the above referenced Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                            Very truly yours,

                                            /s/ LEHMAN BROTHERS INC.
                                            -------------------------
                                            LEHMAN BROTHERS INC.

April 13, 2005